EXHIBIT 5.1

Martin Snow, LLP Attorneys at Law www.martinsnow.com		WENDELL L. BOWDEN EDWARD J. HARRELL JOHN C. EDWARDS J. KENNETH WALKER ROBERT R. GUNN, II JOHN T. McGOLDRICK, JR. CUBBEDGE SNOW, III WILLIAM H. LARSEN EDWARD L. LONG, JR. JOHN C. DANIEL, III	MICHAEL N. WHITE H. DAVID BULLARD RICHARD A. EPPS, JR. ROSS S. SCHELL JENNY MARTIN STANSFIELD MARTY K. SENN STUART E. WALKER R. TYLER BRYANT
DOWNTOWN OFFICE: 240 THIRD STREET POST OFFICE BOX 1606 MACON, GA 31202-1606 TELEPHONE 478/749-1700 TELECOPIER 478/743-4204	NORTH MACON OFFICE: 4008 VINEVILLE AVENUE MACON, GA 31210 TELEPHONE 478/749-1700 TELECOPIER478/475-9901	T. BARON GIBSON, II CRAWFORD B. EDWARDS, JR. MICHAEL M. SMITH LISA M. EDWARDS BLAIR K. CLEVELAND THOMAS PETER ALLEN III K. AMBER DUFF	OF COUNSEL JEFFREY W. RUTLEDGE EMERITUS T. BALDWIN MARTIN, JR. CUBBEDGE SNOW, JR. REMER C. DANIEL

February 19, 2009

Colony Bankcorp, Inc.
115 South Grant Street
Fitzgerald, Georgia 31750

RE:	Registration Statement Form S-3
    Colony Bankcorp, Inc.

Gentlemen:

We refer to the Registration Statement (the “Registration Statement”) on Form S-3 that is to be filed by Colony Bankcorp, Inc. (the “Company”) with the Securities and Exchange Commission for the purposes of registering under the Securities Act of 1933, as amended (“Securities Act”), (a)  a warrant dated January 9, 2009 (the “Warrant”) to purchase common stock of the Company (the “Common Stock”), and (b) 500,000 shares of Common Stock for which the Warrant may be exercised (the “Warrant Shares,” and together with the Preferred Shares and the Warrant, collectively, the “Securities”). All of the Securities are being registered on behalf of certain securityholders of the Company (the “Selling Securityholders”).

The Securities were issued pursuant to a Letter Agreement, dated as of January 9, 2009 (the “Letter Agreement”), between the Company and the United States Department of the Treasury, which included the Securities Purchase Agreement—Standard Terms incorporated therein (the “Standard Terms”), the Annexes to the Standard Terms and the Schedules to the Letter Agreement (collectively, the “Securities Purchase Agreement”).

We are acting as counsel for the Company in connection with the registration for resale of the Securities. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the Securities Purchase Agreement, the Warrant, records of meetings of the Board of Directors of the Company and committees thereof, as provided to us by the Company, the Articles of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Our opinion below insofar as it relates to the Warrant to be sold by the Selling Securityholders being fully paid, is based solely on a certificate of the Company confirming the Company’s receipt of the consideration called for by the applicable agreements authorizing such Warrant.

We assume that the appropriate action will be taken, prior to the offer and sale of the Securities, to register and qualify the Securities for sale under all applicable state securities or “Blue Sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of Georgia and the Federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Warrant and, upon exercise in accordance with the terms of the Warrant, the Warrant Shares to be sold by the Selling Securityholders have been duly authorized and are validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligations to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Yours very truly,

/s/ Martin Snow, LLP
MARTIN SNOW, LLP